Exhibit 99.1

Cinedigm Corp. Regains Compliance with Nasdaq MVPHS Listing Requirement

Los Angeles, CA, May 7, 2020 -- On May 7, 2020, Cinedigm Corp. (the “Company”) (NASDAQ: CIDM) was notified by The Nasdaq Stock Market that the market value of publicly held securities deficiency of the Company’s Class A Common Stock has been cured, that the Company is in compliance with such applicable Nasdaq listing criteria and that Nasdaq considers this matter closed.

About Cinedigm

Since inception, Cinedigm (NASDAQ: CIDM) has been a leader at the forefront of the digital transformation of content distribution. Adjusting to the rapidly transforming business needs of today’s entertainment landscape, Cinedigm remains a change-centric player focused on providing content, channels and services to the world’s largest media, technology and retail companies, with a strong competitive position in the two largest entertainment markets, North America and China. Cinedigm’s Content and Networks groups provide original and aggregated programming, channels and services that entertain consumers globally across hundreds of millions of devices. For more information, visit www.cinedigm.com.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-G]

Contact

Cinedigm
Jill Newhouse Calcaterra
310-466-5135
jcalcaterra@cinedigm.com